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                                                                      EXHIBIT 21
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            DIRECT AND INDIRECT SUBSIDIARIES OF BOB EVANS FARMS, INC.


                                                  State or Other Jurisdiction of
       Name of Subsidiary                          Incorporation or Organization
       ------------------                          -----------------------------
BEF Holding Co., Inc.                                        Delaware
Bob Evans Farms, Inc.                                          Ohio
Owens Country Sausage, Inc.                                    Texas
Owens Foods, Inc.                                              Texas
Owens Country Foods, Inc.                                      Texas
Hickory Specialties, Inc.                                    Tennessee
BEF Aviation Co., Inc.                                         Ohio
BEF IN Holding Co., Inc.                                     Delaware
BEF RE Holding Co., Inc.                                     Delaware
BEF REIT, Inc.                                                 Ohio
Bob Evans Restaurants, Inc.                                    Ohio
Bob Evans Restaurants of Michigan, Inc.                      Delaware
Bob Evans Restaurants of Indiana, L.P.                        Indiana
Bob Evans Transportation Company, LLC                          Ohio